Exhibit 4.130

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 113546 dated December 30, 2013

To render

mobile radiotelephone communication services

This license has been granted to

Open Joint Stock Company

“Mobile TeleSystems”

Legal Entity (Individual Entrepreneur)
Primary State Registration Number
(PSRN/OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN/INN)

7740000076

Principal place of business (residence):

109147, Moscow, Marksistskaya St., 4

The territory of the services is specified in appendix hereto.

This license is valid through:

December 30, 2018

This license is issued based on the decision of the licensing authority - Order No. 1019 dated September 10, 2013

This license has an appendix which is as an integral part hereof and executed in three sheets

Deputy Head	(signature) O. A. Ivanov

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Appendix to License No. 113546**

Licensing Requirements

1.              Open Joint Stock Company “Mobile TeleSystems” (the licensee) shall keep the term of this license.

Short company name:

OJSC “MTS”

PSRN 1027700149124	TIN 7740000076

Principal place of business:

109147, Moscow, Marksistskaya St., 4

2.              The licensee agrees to commence the provision of communication services hereunder on or before December 30, 2013.

3.              The licensee shall only render mobile radiotelephone communication services (GSM-1800) hereunder in the territory of the Altai Republic.

4.              The licensee shall make the following available hereunder to the subscriber*:

a)             access to the communications network of the licensee;

b)             connections through the mobile radiotelephone network of the licensee for the reception (transfer) of voice and non-voice data, while ensuring the communication continuity of the services provided regardless of the subscriber location, even in case of travelling.

c)              connections to the subscribers and/or users of fixed-line telephone networks of the public communication network;

d)             access to GSM-1800 mobile radiotelephone communication services outside the territory specified herein;

e)              access to telematic and data communication services, excluding the data communication services for the purposes of voice data communication;

f)               access to the information service system; and

g)              free-of-charge 24-hour telephone access to emergency services.

5.              The licensee agrees to render communication services in accordance with the rules for the provision of communications services, approved by the Government of the Russian Federation.

6.              The licensee shall comply with the rules of the communications network connection and interaction, approved by the Government of the Russian Federation, when providing the communication services, connecting the mobile radiotelephone communication network of the licensee to the public communication network, connecting other communication networks to the mobile radiotelephone communication network of the licensee, transferring and keeping records of traffic in the mobile radiotelephone communication network of the licensee, transferring and keeping records of traffic from/to communication networks of other operators.

7.              This license has been issued following the processing results of the license renewal application No. 30265 dated December 30, 2003, without bidding (auction, tender, etc). The licensing requirements are not specified for the performance of liabilities accepted by the licensee when participating in the bidding (auction, tender, etc) to obtain this license.

8.              The licensee, when rendering the services hereunder, shall abide by the terms set for the allocation of radio bands and assignment of radio frequency or radio frequency channel.

9.              The licensee shall have a network management system of its own, which meets the network management regulations established by the Federal executive body in the sphere of telecommunications.

10.       The licensee shall meet the requirements for communication networks and facilities, established by the Federal executive authority by agreement with authorized government bodies engaged in the special investigative activities, for the purpose of carrying out of such activities and other measures to prevent the disclosure of organizational and tactical methods of such activities.

11.       The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal executive body in the sphere of telecommunications.

*                 The services to be rendered hereunder may be accompanied by other services technologically and inseparably associated with mobile radiotelephone communication services and aimed at increasing their customer value, unless it requires a separate license.

**          This license is issued to extend the term of license No. 30265 dated December 30, 2003.

Laced, numbered and sealed 4 (four) sheets

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

(signature) I. Yu. Zavidnaya

SEN 23, 2013

Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS
PSRN 1087746736296